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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
American Residential Investment Trust, Inc.

     We consent to incorporation by reference in the registration statements (No. 333-48005 and No. 333-61529) on Form S-8 of American Residential Investment Trust, Inc. of our report dated January 15, 1999, relating to the consolidated balance sheets of American Residential Investment Trust, Inc. and subsidiary as of December 31, 1998, and 1997, and the related consolidated statements of operations and comprehensive income (loss), stockholders' equity and cash flows for the year ended December 31, 1998 and for the period from February 11, 1997 (commencement of operations) through December 31, 1997, which report appears in the December 31, 1998, annual report on Form 10-K of American Residential Investment Trust, Inc.

                                          KPMG LLP

San Diego, California
March 22, 1999